Exhibit 99.1

Provident Financial Services, Inc. to Acquire First Morris Bank & Trust in a $124 Million Stock and Cash Transaction, Expanding Provident’s Presence in Morris County

—Conference Call scheduled for 11:00 a.m. today, October 16, 2006

JERSEY CITY, N.J. and MORRIS TOWNSHIP, N.J., October 16, 2006 / PRNewswire-First Call/ — Provident Financial Services, Inc. (NYSE: PFS) and First Morris Bank & Trust (OTC BB: FMJE) today announced the signing of a definitive agreement under which First Morris will merge into Provident’s bank subsidiary, The Provident Bank. Consideration will be paid to First Morris stockholders in a combination of stock and cash valued at $39.75 per share or approximately $124.1 million.

The merger adds nine branches to Provident’s franchise with $518 million in deposits in Morris County and increases Provident’s market share position from 26th to 8th in one of New Jersey’s most attractive banking markets. Further, upon completion of the transaction, The Provident Bank will rank as the 4th largest locally headquartered bank in both Morris County and the State of New Jersey. With approximately $6.4 billion in assets, Provident will be positioned to deliver a range of comprehensive retail and commercial banking services through a combined network of 85 branches in 10 counties throughout New Jersey.

“We’re very excited about the acquisition of First Morris,” said Provident’s Chairman & CEO, Paul M. Pantozzi. “This transaction will result in a major presence for Provident in affluent Morris County, and it fits ideally with our plans to continue to deploy capital strategically and expand our franchise into strong and growing markets. This presents a great opportunity to lend scale to First Morris’ operations and for the combined company to enhance market share, earnings growth and stockholder value.”

Brian Giovinazzi, First Morris’ CEO, commented, “We believe First Morris’ customers and stockholders will find great value in this transaction. Provident brings additional retail and business banking product sets, proven lending capabilities and depth of capital that will add tremendous competitive strength in our marketplace. Our officers and employees look forward to what we and Provident can accomplish together.”

Under the terms of the agreement, 50% of First Morris common shares will be converted into Provident common stock and the remaining 50% will be converted into cash. First Morris’ stockholders will have the option to elect to receive either 2.1337 shares of Provident common stock or $39.75 in cash for each First Morris common share, subject to proration to ensure that in the aggregate 50% of the First Morris shares will be converted into stock.

The purchase price represents a premium of 20.9% over First Morris’ closing stock price of $32.89 on October 13, 2006, an 18.7% premium to core deposits, 325% of book value, 327% of tangible book value (all as of June 30, 2006) and 30.3 times management’s 2007 estimated earnings as adjusted by Provident’s management.

With estimated cost savings of 39% of First Morris’ pre-tax non-interest expenses and an anticipated closing date at the end of the first quarter of 2007, the transaction is expected to be breakeven to Provident’s 2007 IBES earnings estimate and accretive to 2008 IBES estimates, and accretive in both years to Cash EPS, exclusive of the anticipated positive effect of incremental lending opportunities afforded by First Morris’ geographic market and balance sheet. Provident will maintain a strong capital position with a pro forma tangible equity to tangible assets ratio of approximately 9.6%.

The definitive agreement has been approved by the boards of directors of both Provident and First Morris. The completion of the transaction is subject to First Morris stockholder approval and regulatory approvals for both companies. The merger agreement provides for a termination fee payable to Provident if the agreement is terminated under certain circumstances. All First Morris directors, who own shares representing 34% of First Morris’ outstanding common stock, have entered into voting agreements to vote their shares in favor of the transaction.

The transaction is intended to qualify as a reorganization for federal income tax purposes. As a result, the shares of First Morris exchanged for Provident stock will be transferred on a tax-free basis.

After the transaction is completed, Mr. Giovinazzi will be designated as the senior executive to lead the Morris County region of Provident, and Provident will create a Morris County advisory board consisting of the current First Morris board of directors. In addition, Provident will add one First Morris director to its board of directors in 2007.

Banc of America Securities LLC served as financial advisor and Luse, Gorman, Pomerenk and Schick served as legal counsel to Provident. Keefe Bruyette and Woods, Inc. served as financial advisor, and Thacher Proffitt & Wood LLP served as legal counsel to First Morris.

Conference Call

Provident will hold a conference call regarding this announcement on Monday, October 16, at 11:00 a.m. eastern time. Dial-in information to access the call via telephone will be provided in a follow-up press release. The live conference call may also be accessed on the Provident website at www.providentnj.com by going to Investor Relations and clicking on Webcast. A copy of the full presentation is also available on the website by going to Investor Relations and clicking on Presentations.

Provident will file with the Securities and Exchange Commission (SEC) a registration statement, a prospectus that will also serve as the proxy statement for the vote of the stockholders of First Morris, and other relevant documents concerning the proposed transaction. Stockholders of First Morris are urged to read the registration statement and the prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the prospectus, as well as other filings containing information about Provident at the SEC’s Internet site (http://www.sec.gov). Copies of the prospectus and the SEC filings that will be incorporated by reference in the prospectus can be obtained, without charge, by directing a request to John F. Kuntz, General Counsel, Provident Financial Services, Inc., 830 Bergen Avenue, Jersey City, NJ 07306, tel: (201) 333-1000.

About Provident

Provident Financial Services, Inc., incorporated in 2002, is the holding company for The Provident Bank. Originally established in 1839, The Provident Bank is a New Jersey-chartered capital stock savings bank headquartered in Jersey City, New Jersey. The Bank operates 76 full-service branches in Hudson, Bergen, Essex, Mercer, Middlesex, Monmouth, Morris, Ocean, Somerset and Union counties. As of June 30, 2006, the company had $5.9 billion of consolidated assets and $1.0 billion of equity.

About First Morris

First Morris Bank & Trust was established in 1969. At June 30, 2006, the Bank had total assets of $571 million and total stockholders’ equity of $38.2 million. It operates nine branch offices in Morris County New Jersey.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Provident Financial Services, Inc. (“Provident” or “PFS”) and First Morris Bank & Trust (“First Morris” or “FMJE”), including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Provident’s and First Morris’ plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Provident’s and First Morris’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Provident and First Morris may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of First Morris may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) difficulties associated with achieving expected future financial results; (10) competition from other financial services companies in Provident’s and First Morris’ markets; (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Provident’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Provident or First Morris or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Provident and First Morris do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

CONTACT:

INVESTOR RELATIONS

Provident Financial Services, Inc.:

Kenneth J. Wagner, SVP – Investor Relations

(201) 915-5344

Ken.Wagner@providentnj.com

First Morris Bank & Trust:

William Keefe, EVP / CFO

(973) 656-2171

William.Keefe@firstmorris.com

NEWS RELEASE

FOR IMMEDIATE RELEASE: October 16, 2006

Provident Financial Services, Inc. Will Hold Conference Call at 11:00 a.m. Today

to Discuss First Morris Acquisition

JERSEY CITY, N.J. October 16, 2006 / PRNewswire-First Call/ — Provident Financial Services, Inc. (NYSE: PFS) will hold a conference call at 11:00 a.m. today, October 16, 2006, to discuss the signing of a definitive agreement under which First Morris will merge into Provident’s bank subsidiary, The Provident Bank, which was announced earlier today.

The call may be accessed by calling (Domestic) 1-877-407-8035; (International) 1-201-689-8035. The live conference call may also be accessed on the Provident website at www.providentnj.com by going to Investor Relations and clicking on Webcast. A copy of the full presentation is also available on the website by going to Investor Relations and clicking on Presentations. For a rebroadcast of the conference call, available between October 16 and October 23, dial (Domestic) 1-877-660-6853; (International) 1-201-612-7415; passcodes (both required) to access the replay are: Account #: 286; Conference ID #: 217617.

Contact:

Provident Financial Services, Inc.:

Kenneth J. Wagner, SVP – Investor Relations

(201) 915-5344